UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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BAY VIEW CAPITAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTRODUCTION
PROPOSAL I—ELECTION OF DIRECTORS
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER 31, 2003
COMPENSATION PHILOSOPHY REGARDING EXECUTIVE OFFICERS
CEO COMPENSATION DURING 2003
DEDUCTIBILITY OF EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
AUDITORS
STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
APPENDIX B
APPENDIX C
APPENDIX D

March 29, 2004

Dear Stockholder:

     On behalf of the Board of Directors and management of Bay View Capital Corporation, I cordially invite you to attend our 2004 Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m., local time, on April 29, 2004 at our main offices, located at 1840 Gateway Drive, San Mateo, California 94404.

     At the meeting, stockholders will be asked to elect two directors and to act upon any other matter that properly comes before the meeting or any adjournment or postponement of the meeting.

     I encourage you to attend the meeting in person. Whether or not you attend, I hope that you will read the enclosed proxy statement and then complete, sign and date the enclosed proxy card and return it in the postage prepaid envelope provided. Please note that you may vote in person at the meeting even if you have previously returned the proxy card.

     Thank you for your attention to this important matter. I look forward to seeing those of you who can attend the annual meeting on April 29, 2004.

Sincerely,

ROBERT B. GOLDSTEIN
CHAIRMAN OF THE BOARD

BAY VIEW CAPITAL CORPORATION
1840 GATEWAY DRIVE
SAN MATEO, CALIFORNIA 94404
(650) 312-7300

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 29, 2004

     Notice is hereby given that the Annual Meeting of Stockholders (the “Meeting”) of Bay View Capital Corporation (the “Company”) will be held at the Company’s main office, located at 1840 Gateway Drive, San Mateo, California 94404, on Thursday, April 29, 2004, at 10:00 a.m., local time.

     A proxy card, a proxy statement for the Meeting and the Company’s Form 10-K Annual Report for the year ended December 31, 2004 are enclosed.

     The purpose of the Meeting is to elect two directors to serve until the Company’s 2007 Annual Meeting of Stockholders and until their successors are elected, and to act upon any other matter that properly comes before the Meeting or any adjournment or postponement of the Meeting.

     Stockholders of record at the close of business on March 19, 2004 are entitled to vote at the Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the Meeting will be available for examination by any stockholder for any purpose germane to the Meeting at the Company’s main office during the ten days prior to the Meeting, as well as at the Meeting.

     You are requested to complete, sign and date the enclosed proxy, which is solicited on behalf of the Board of Directors, and to mail it promptly in the postage prepaid envelope provided. The proxy will not be used if you attend the Meeting and wish to vote in person.

By Order of the Board of Directors,

JOSEPH J. CATALANO
SECRETARY

San Mateo, California
March 29, 2004

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A PRE-ADDRESSED POSTAGE-PAID ENVELOPE IS PROVIDED FOR YOUR CONVENIENCE.

PROXY STATEMENT

BAY VIEW CAPITAL CORPORATION
1840 GATEWAY DRIVE
SAN MATEO, CALIFORNIA 94404
(650) 312-7300

ANNUAL MEETING OF STOCKHOLDERS
April 29, 2004

INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Bay View Capital Corporation (the “Company”) to be used at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at the Company’s main office, located at 1840 Gateway Drive, San Mateo, California 94404, on April 29, 2004 at 10:00 a.m., local time, and at any adjournment or postponement of the Meeting. The accompanying Notice of Meeting, form of proxy, the Company’s Form 10-K Annual Report for the year ended December 31, 2003 and this proxy statement are first being mailed to stockholders on or about March 29, 2004 to stockholders of record at the close of business on March 19, 2004. Certain of the information provided herein relates to Bay View Bank, N.A. (the “Bank”), the Company’s former wholly owned subsidiary, which sold all of its retail banking assets in November 2002 and completed its dissolution on September 30, 2003.

     At the Meeting, stockholders are being asked to elect two directors to serve until the Company’s 2007 Annual Meeting of Stockholders and until their successors are elected, and to consider and act upon any other matter that properly comes before the Meeting or any adjournment or postponement of the Meeting.

QUORUM, VOTING RIGHTS AND PROXY INFORMATION

     The presence in person or by proxy of holders of a majority of the shares of the Company’s common stock outstanding on the record date will constitute a quorum at the Meeting. All shares represented at the Meeting by properly executed proxies received prior to or at the Meeting, and not revoked, will be voted in accordance with the instructions thereon. If no instructions are indicated, properly executed proxies will be voted FOR the election of the two nominees for director named in this proxy statement. The Company does not know of any matter other than the election of directors that will come before the Meeting. If any other matter is properly presented at the Meeting for action, the proxies will have the discretion to vote on such matter as directed by a majority of the Board of Directors in their judgment.

     Election of Directors. The two candidates for election as director who receive the largest number of votes cast at the Meeting will be elected as directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for the purposes of determining whether a quorum is present at the Meeting. Cumulative voting is not permitted in the election of directors.

     A proxy may be revoked at any time before it is voted by: (i) filing with the Company’s Secretary at or before the Meeting a written notice of revocation bearing a later date than the proxy; (ii) duly executing a subsequently dated proxy relating to the same shares and delivering it to the Company’s Secretary at or before the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy must be sent to and received by Joseph J. Catalano, Secretary, Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404.

VOTING SECURITIES AND CERTAIN HOLDERS THEREOF

     Record holders of the Company’s common stock as of the close of business on March 19, 2004 will be entitled to one vote for each share then held. As of that date, 65,786,545 shares of common stock were issued and outstanding. Shares of common stock held by brokers or nominees as to which voting instructions have not been received from the beneficial owner or person otherwise entitled to vote and as to which the broker or nominee does not have discretionary voting power, i.e., broker nonvotes, will be treated as not present and not entitled to vote for nominees for election as directors. Abstentions will be treated as the withholding of authority to vote for nominees for election as directors. Abstentions from voting and broker nonvotes will have no effect on the election of directors because directors are elected by a plurality of the votes cast at the Meeting.

Directors, Director Nominees, Executive Officers and 5% Beneficial Owners

     The following table sets forth, as of March 19, 2004, the amount and percentage of the Company’s common stock beneficially owned by (i) those persons who were known by management to be beneficial owners of more than 5% of the Company’s outstanding common stock and (ii) each director and nominee for director, each executive officer named in the Summary Compensation Table and all executive officers and directors of the Company as a group.

	Shares of
	Common Stock
	Beneficially Owned
	Number of
Name of Beneficial Owner or Identity of Group	Shares	Percent
More than 5% Stockholders
First Manhattan Co. (1)	6,304,019	9.6%
Dimensional Fund Advisors (2)	4,083,492	6.2%
Carlson Capital, L.P. (3)	3,745,300	5.7%

	Number of
	Shares(5)(6)(7)	Percent(8)
Directors and Nominees for Director (4):

Charles G. Cooper	150,200	*
Roger K. Easley	146,768	*
Thomas M. Foster	94,604	*
Robert B. Goldstein	1,562,415	2.4%
Joel E. Hyman	28,925	*
John W. Rose	277,288	*

Executive Officers (4)(9):

James A. Badame	64,056	*
Joseph J. Catalano	21,654	*
John K. Okubo	72,405
Sossy Soukiassian	71,939	*

All directors and executive officers as a group (10 persons)	2,490,254	3.8%

(1)	As reported by First Manhattan Co., an investment advisor, in a Schedule 13G dated February 12, 2004 filed with the Securities and Exchange Commission (the “SEC”). Such party reported sole voting power as to 2,492,000 shares and shared voting power as to 3,217,919 shares. Such party also reported sole power to dispose or direct the disposition as to 2,492,000 shares and shared power to dispose or direct the disposition as to 3,812,019 shares. First Manhattan Co. disclaimed beneficial ownership of 10,400 shares owned by family members of its senior managing directors.

(2)	As reported by Dimensional Fund Advisors, an investment advisor and institutional investment manager, in a Schedule 13G dated February 6, 2004 filed with the SEC. Such party reported sole voting power and sole power to dispose or direct the disposition as to all of such shares. Dimensional Fund Advisors disclaimed beneficial ownership of all of such shares, which were reported to be owned by its advisory clients.

(3)	As reported by a joint filing of Carlson Capital, L.P., an investment advisor, Asgard Investment Corp., the general partner of Carlson Capital, L.P., and Clint D. Carlson, President of Asgard Investment Corp., in a Schedule 13G dated February 17, 2004 filed with the SEC. Such parties reported sole voting power and sole power to dispose or direct the disposition as to all such shares.

(4)	Based upon information furnished to the Company by each individual named. This table includes shares held directly, in retirement accounts, by certain members of directors’ and executive officers’ families or by trusts of which the director or executive officer is a trustee or beneficiary, as well as shares issuable upon exercise of warrants issued in 2001, with respect to which shares the director or executive officer may be deemed to have sole or shared voting or dispositive power.

(5)	Includes for each of Directors Easley and Foster, 46,000 shares that are subject to stock options exercisable prior to May 18, 2004, granted under the Company’s Amended and Restated 1989 Non-Employee Director Stock Option Plan (the “1989

Plan”), the Company’s 1998 Non-Employee Director Stock Option and Incentive Plan (the “1998-D Plan”) and the Company’s 2001 Non-Employee Director Stock Option Plan (the “2001 Director Plan”).

(6)	Includes for Directors Easley and Foster and all directors as a group, respectively, 27,220, 17,858 and 45,078 shares representing deferred director fees credited as of December 31, 2003 to the respective Stock Account of such director established under the Company’s Stock in Lieu of Cash Compensation Plan for Non-Employee Directors, as amended (the “Stock in Lieu of Cash Plan”).

(7)	Includes for Messrs. Cooper, Badame, Catalano, Okubo and Ms. Soukiassian, and all directors and executive officers as a group, respectively, 0, 62,500, 18,000, 20,500, 12,000 and 205,000 shares that are subject to options exercisable prior to May 18, 2004, granted under one or more of the Company’s 2001 Equity Incentive Plan (the “2001 Plan”), Amended and Restated 1995 Stock Option and Incentive Plan (the “1995 Plan”), Amended and Restated 1986 Stock Option and Incentive Plan (the “1986 Plan”), 1998-2000 Performance Stock Plan (the “Performance Plan”), the 2001 Director Plan, the 1998-D Plan and the 1989 Plan.

(8)	An asterisk indicates less than 1%.

(9)	Excludes Mr. Cooper, who is also a director.

Equity Compensation Plans.

     The following table sets forth, as of December 31, 2003, information as to all equity compensation plans of the Company that have been approved by the Company’s stockholders, including information as to (a) the number of shares of the Company’s common stock to be issued upon exercise of all outstanding options, warrants and rights, (b) the weighted average exercise price of all outstanding options, warrants and rights and (c) the number of shares of the Company’s common stock available for future issuance under equity compensation plans, other than shares to be issued upon exercise of all outstanding options, warrants and rights. The Company has no equity compensation plans that have not been approved by its stockholders.

	(a)	(b)	(c)
Number of securities remaining
	Number of securities to be		available for future issuance
	issued upon exercise of	Weighted-average exercise	under equity compensation
	outstanding options,	price of outstanding options,	plans excluding securities
Plan Category	warrants and rights.	warrants and rights.	reflected in column (a).
Equity Compensation Plans Approved by Stockholders	867,300	$16.91	2,214,157

Equity Compensation Plans Not Approved by Stockholders	—	—	—

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, requires the Company’s directors and executive officers, and persons who own 10% or greater of the Company’s common stock, to file with the SEC reports of ownership and reports of changes in ownership of the Company’s common stock. Officers, directors and 10% or greater stockholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to the Company’s officers, directors and 10% and greater stockholders were met.

PROPOSAL I—ELECTION OF DIRECTORS

     Two directors will be elected at the Meeting to serve until the 2007 annual meeting of stockholders and until their successors are elected. The Company’s Board of Directors is separated into three classes of approximately equal size. One class of the Company’s directors is elected annually.

     The table below sets forth certain information regarding each nominee for election and each current director whose term of office extends beyond the date of the Meeting. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to one or more nominees) will be voted at the Meeting for the election of the nominees identified below. If any nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. The Board of Directors has no reason to believe the nominees named will be unable to serve if elected.

     There are no other arrangements or understandings between any director or nominee and any other person pursuant to which such director or nominee was selected.

				Term
			Director	to
Name	Age	Position(s) Held	Since (1)	Expire
DIRECTORS NOMINATED FOR RE-ELECTION
Robert B. Goldstein	63	Director, Chairman of the Board	2001	2007
Joel E. Hyman	55	Director	2002	2007
DIRECTORS CONTINUING IN OFFICE
Roger K. Easley	67	Director	1984	2005
John W. Rose	54	Director	2002	2005
Charles G. Cooper	56	Director, President and CEO	2002	2006
Thomas M. Foster	61	Director	1993	2006

(1)	Includes service as a director of the Bank.

     The business experience of each of the above directors for at least the last five years is as follows:

     Mr. Goldstein joined the Company in March 2001 as President, Chief Executive Officer and a director. He was elected Chairman of the Board in October 2002. In October 2002, he resigned as President and in December 2002, he resigned as Chief Executive Officer. Since that time, he has been self-employed. Prior to joining the Company, Mr. Goldstein served as President of the Jefferson Division of Hudson United Bank in Philadelphia from 2000 to 2001, when Hudson United Bancorp acquired Jeff Banks, and was President of Jeff Banks Inc., from 1998 to 2000. Mr. Goldstein was Chairman and Chief Executive Officer of Regent Bancshares Corp. and Regent National Bank, Philadelphia, Pennsylvania, from 1997 to 1998, and from 1993 to 1997 he served as President and Chief Executive Officer of Lafayette American Bank in Connecticut. Mr. Goldstein also currently serves on the boards of directors of F.N.B. Corporation, Hermitage, Pennsylvania and Luminent Mortgage Capital Corp., San Francisco, California.

     Mr. Hyman has served as President and Chief Executive Officer of Stonebridge Financial Corp. and its wholly-owned subsidiary, Stonebridge Bank, located in West Chester, Pennsylvania since January 2004. He was self-employed from May 2001 to January 2004. Prior thereto he was employed as Senior Vice President and Director of Finance of Fleet Credit Card Services from August 1998 to May 2001, and as Executive Vice President and Chief Financial Officer of Regent National Bank from January 1997 to July 1998.

     Mr. Easley has served as Chairman, President and Chief Executive Officer of Seven-Up Bottling Company of San Francisco, California since 1997.

     Mr. Rose currently serves as President and Chief Executive Officer of McAllen Capital Partners, a financial advisory firm that specializes in bank, thrift and finance company turn-around investments. From May 2001 to November 2002, he served as the Company’s Executive Vice President and Chief Financial Officer. From 1992 to 2001 he was President of McAllen Capital Partners. Mr. Rose also currently serves on the boards of directors of Jacksonville Bancorp, Jacksonville, Florida; F.N.B. Corporation, Hermitage, Pennsylvania; Sun Bancorp, Selinsgrove, Pennsylvania and Lifeline Shelters Systems, Inc., Columbus, Ohio.

     Mr. Cooper has served as President of the Company since October 2002 and as Chief Executive Officer of the Company since December 2002, when Mr. Goldstein resigned from those positions. Mr. Cooper also served as President of the Bank from October 2002 and Chief Executive Officer of the Bank from December 2002 until the Bank’s September 2003 dissolution. Mr. Cooper served as Executive Vice President and Chief Credit Officer of the Company and the Bank from May 2001 to December 2002. Prior to joining the Company, Mr. Cooper served as Executive Vice President and Chief Credit Officer of Lone Star Bank of Dallas from 2000 to 2001 and Senior Vice President of Loan Administration of Compass Bank, Dallas, Texas from 1996 to 2000.

     Mr. Foster is an independent financial consultant with over 20 years of banking and financial experience. Mr. Foster was the President of Aircraft Technical Publishers, Brisbane, California, an aircraft maintenance library services company, from February 1989 until August 1992.

     There is no family relationship among the Company’s directors or executive officers.

BOARD OF DIRECTORS MEETINGS, COMPENSATION, COMMITTEES AND COMMUNICATIONS

Meetings

     The Board of Directors of the Company held eleven meetings during 2003. During 2003, no director of the Company attended fewer than 75% of the total number of meetings held by the Company’s Board of Directors and by all committees of the Board of Directors on which he served during the period that he served.

     The non-management directors meet at regularly scheduled executive sessions at least four times a year. The Chairman of the Board presides over those sessions. The Company’s Corporate Governance Guidelines provide that if the Chairman is a management director, the Chairman of the Audit Committee presides over those sessions. Interested parties who wish to express any concerns to the non-management directors may do so by sending them in writing addressed to “Non-management Directors” care of the Corporate Secretary at the Company’s headquarters at 1840 Gateway Drive, San Mateo, California 94404.

Fees

     For 2003, the non-employee directors received an annual director’s fee of $36,000, with Messrs. Rose, Hyman and Goldstein receiving an additional $18,000 annually for serving on the executive committee of the Board. In addition, Mr. Goldstein receives $20,000 annually for serving as Chairman of the Board.

Stock Option Awards

     No stock options awards were granted to any director in 2003.

Stock in Lieu of Cash Plan

     In 1996, the Company adopted the Stock in Lieu of Cash Plan, which, until November 1, 2002, provided for the deferral of director fees earned by non-employee directors in the form of Stock Units, that were credited to accounts maintained for the non-employee directors (“Stock Unit Accounts”). In November 2002, the Board, upon the recommendation of the Compensation and Benefits Committee, voted to amend the Stock in Lieu of Cash Plan to cease all deferrals thereunder by and on behalf of participants. Prior to the amendment, at least 20% of the fees paid to non-employee directors were required to be converted into Stock Units, and non-employee directors were able to elect to have up to 100% of their fees converted. The number of Stock Units per fee deferral was determined by dividing the amount of fees deferred by the fair market value per share of the Company’s common stock on the deferral date.

     In January 2003, the Compensation and Benefits Committee approved the transfer of the administration of the Stock in Lieu of Cash Plan to a trustee and amended the Stock in Lieu of Cash Plan to provide that the Company may facilitate the settlement of Stock Unit Accounts by delivering shares of the Company’s common stock to the trustee to be held subject to the terms of the trust, to be held and maintained by or on behalf of the Company in the same manner as are Stock Units in the Stock Unit Accounts under the Plan.

     Each Stock Unit Account will be settled as soon as practicable following the non-employee director’s termination of service as a director, for any reason, by delivering to the non-employee director (or his beneficiary) the number of shares of the Company’s common stock then credited to the non-employee director’s Stock Unit Account. The non-employee director may elect to have such shares delivered in substantially equal annual installments over a period not to exceed six years, but in no event shall payments exceed beyond 2009; in the absence of such an election, all of such shares will be delivered on the settlement date. During the year ended December 31, 2003, the Company distributed 43,550 shares of the Company’s common stock under the Stock in Lieu of Cash Plan to six individuals who had resigned as directors.

Amended Outside Directors Retirement Plan

     Upon the Bank’s dissolution, the Company assumed the Amended Outside Directors Retirement Plan (the “Retirement Plan”) previously maintained by the Bank for non-employee directors who retired from the Board of Directors with at least three years of service on the Board and who were elected to the Bank’s Board of Directors prior to 1996. Only directors Easley and Foster are eligible participants in the Retirement Plan. Pursuant to the Retirement Plan, the present values of the vested accrued benefits as of May 23, 1996 of each participant were contributed by the Bank in cash to a grantor trust administered by a third-party trustee. The cash was then invested by the trustee in shares of the Company’s common stock purchased on the open market, which have been allocated to accounts maintained by the trustee for the Retirement Plan participants. Directors Easley and Foster also received cash payments related to the Retirement Plan of $3,000 and $1,000, respectively, during 2003.

     The Retirement Plan provides that, in general, upon the termination of a participant’s service as a director of the Company, the shares of the Company’s common stock allocated to the participant’s account will be distributed in ten installments, with the first installment being made within 30 days after termination of service and each subsequent installment being made annually thereafter. In November 2002, the Board, upon the recommendation of the Compensation and Benefits Committee, voted to amend the Retirement Plan to provide that shares will be distributed to a participant in five annual installments instead of ten. A participant may elect, within 15 days after termination of service, to have the shares of stock allocated to his account sold by the trustee and receive the proceeds in cash, paid in five installments, with the first installment being paid within 30 days after termination of service and each subsequent installment being paid annually thereafter. The cash proceeds not immediately distributed are invested in permissible investments with the participant entitled to any earnings on such investments.

Director Qualifications and Independence

     The qualifications for director are set forth in the Company’s Corporate Governance Guidelines, which is included as Appendix A to this Proxy Statement. Generally, the Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Company and its stockholders. Directors should have high-level leadership experience in business or administrative activities or experience dealing with complex problems; breadth of knowledge about issues affecting the Company; a high level of personal integrity; loyalty to the Company and concern for its success; an ability to work effectively with others; and sufficient time to devote to the affairs of the Company.

     The Board has reviewed whether any of its members or nominees have any material relationship with the Company, and has determined that a majority of its members are independent as that term is defined by the New York Stock Exchange corporate governance transitional rules.

Director-Stockholder Communications

     Stockholders of the Company may communicate with the Board of Directors through the Company’s Corporate Secretary. Interested parties who wish to express any concerns to any of the directors may do so by sending them in writing addressed to the relevant director, or in the alternative, to “Non-management Directors” as a group, care of the Corporate Secretary at the Company’s headquarters at 1840 Gateway Drive, San Mateo, California 94404. All such communications received by the Corporate Secretary’s office are required to be forwarded to the addressee or addressees noted on the communication.

     In accordance with the Company’s Corporate Governance Guidelines, directors are expected to attend the annual meetings of the Company’s stockholders. All directors attended the 2003 Annual Meeting of Stockholders.

Committees

     The Nominating/Corporate Governance Committee, which has adopted a written charter that is included as Appendix B to this proxy statement and is available on the Company’s website, is responsible for nominating persons to serve on the Board of Directors as well as reviewing Company policies related to corporate governance principles and making recommendations to the Board for any changes, amendments or modification to such policies. The Nominating/Corporate Governance Committee is also responsible for reviewing succession planning for the position of Chief Executive Officer. Directors Easley, Foster and Hyman are members of the Nominating/Corporate Governance Committee. All of these directors are considered independent under New York Stock

Exchange corporate governance rules. The Nominating/Corporate Governance Committee met once during 2003. The Nominating/Corporate Governance Committee met in January 2004, at which time, upon nomination by the non-management directors of the Company, it reviewed the qualifications of and recommended the re-election of Mr. Goldstein and Mr. Hyman to the Board of Directors to serve until 2007. The Company did not pay any third party fee to assist in the process of identifying or evaluating candidates for the Board in 2003. The Nominating Committee will consider nominees who possess the qualifications set forth above recommended by stockholders. Pursuant to the Company’s Bylaws, nominations by stockholders must be delivered in writing to the Secretary of the Company not less than 60 nor more than 90 days before the date of the annual meeting, except that if less than 70 days’ notice or prior disclosure of the date of the annual meeting is given or made to stockholders, nominations must be delivered no later than the close of business on the tenth day following the earlier of the day on which notice of the date of the annual meeting is mailed or public disclosure of the date of the meeting is made. In identifying and evaluating the individuals that it recommends that the Board of Directors select as director nominees, the Nominating/Corporate Governance Committee utilizes the following process: (1) the Nominating/Corporate Governance Committee reviews the qualifications of any candidates who have been properly recommended or nominated by the stockholders, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Nominating/Corporate Governance Committee determines, a search firm; (2) the Nominating/Corporate Governance Committee evaluates the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders; (3) the Nominating/Corporate Governance Committee considers the suitability of each candidate in light of its qualification standards; (4) after such review and consideration, the Nominating/Corporate Governance Committee recommends that the Board of Directors select the slate of director nominees at a meeting of the Nominating/Corporate Governance Committee or by unanimous written consent; and (5) the Nominating/Corporate Governance Committee endeavors to cause to be notified all director candidates of its decision as to whether to recommend nomination of such individual for election to the Board of Directors. No director candidates were nominated for election at the Meeting by a stockholder or group of stockholders who beneficially owned more than 5% of the Company’s common stock.

     The Audit Committee, which has adopted a written charter that is included as Appendix C to this Proxy Statement, reviews audit and regulatory reports and related matters to ensure effective compliance with regulatory and internal policies and procedures. The members of the Audit Committee are directors Easley, Foster and Hyman. The Audit Committee held eleven meetings during 2003. Additional information concerning the Audit Committee appears under the heading “Report of the Audit Committee”.

     The Compensation and Benefits Committee, which has adopted a written charter that is included as Appendix D to this proxy statement, is responsible for reviewing and approving executive officers’ salaries, other compensation and benefit programs and Board of Directors and committee fees. The members of the Compensation and Benefits Committee are directors Easley, Foster and Hyman. The Compensation and Benefits Committee held five meetings during 2003. Additional information concerning the Compensation and Benefits Committee appears under the heading “Compensation Committee Report on Executive Compensation.”

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation for services in all capacities to the Company for the years indicated of the Company’s Chief Executive Officer and the four other most highly compensated executive officers of the Company (the “named officers”) during 2003. Annual bonuses are shown in the year earned, although they are not paid until March of the following year.

SUMMARY COMPENSATION TABLE

				Long Term
				Compensation	All Other
				Awards(1)	Compensation($)
	Annual Compensation			Shares Underlying
Name and Principal Position during 2003	Year	Salary($)	Bonus($)	Options(#)
Charles G. Cooper	2003	315,000	165,000	—	328,367	(2)
President and Chief Executive Officer	2002	249,067	150,000	—	1,688,031	(2)
	2001	170,000	120,000	150,000	76,016	(2)

James Badame (3)	2003	218,400	25,000	—	220,861	(4)
President, Bay View Acceptance Corporation	2002	213,267	68,250	—	11,186	(4)
	2001	204,000	104,000	150,000	7,888	(4)

Joseph J. Catalano	2003	188,400	76,032	—	56,220	(5)
Senior Vice President,	2002	171,267	72,000	—	712,719	(5)
General Counsel and Corporate Secretary	2001	155,228	66,000	40,000	28,092	(5)

John K. Okubo	2003	196,674	110,002	—	73,808	(6)
Executive Vice President and	2002	177,213	72,008	—	737,661	(6)
Chief Financial Officer	2001	155,619	65,107	40,000	6,591	(6)

Sossy Soukiassian	2003	216,297	90,000	—	91,471	(7)
Senior Vice President and	2002	207,484	73,840	—	534,917	(7)
General Auditor	2001	179,562	71,000	50,000	8,607	(7)

(1)	No restricted stock awards or Long Term Incentive Plan payouts were made to the individuals shown during any year.

(2)	2003: Exercise of stock options, $222,000; taxable amounts reimbursed for fringe benefits, $27,596; gross-up pay for housing allowance, $73,343; matching contribution to 401(k) plan account, $4,000; allocation to ESOP, $461; and life insurance premium, $967.

2002: Change in control payment per Mr. Cooper’s employment agreement, $1,119,456; payment for continuation of benefits, $20,976; 280G excise tax gross-up, $441,632; taxable amounts reimbursed for fringe benefits per Mr. Cooper’s employment agreement, $25,951; gross-up pay for housing allowance, $74,605; executive physical, $1,991; matching contribution to 401(k) plan account, $2,400; allocation to ESOP, $93; and life insurance premium, $927.

2001: Taxable amounts reimbursed for fringe benefits, $21,389; gross-up pay for housing allowance, $54,241; and life insurance premium, $386.

(3)	Mr. Badame resigned on March 19, 2004.

(4)	2003: Exercise of stock options, $208,500; taxable amounts reimbursed for fringe benefits, $218; matching contribution to 401(k) plan account, $10,374; allocation to ESOP, $470; life insurance premium, $807; and opt-out credit under flexible benefit plan, $492.

2002: Matching contribution to 401(k) plan account, $8,475; allocation to ESOP, $98; life insurance premium, $804; opt-out credit under flexible benefit plan, $492; and executive physical, $1,317.

2001: Matching contribution to 401(k) plan account, $6,150; allocation to ESOP, $470; life insurance premium, $776; and opt-out credit under flexible benefit plan, $492.

(5)	2003: Exercise of stock options, $43,775; matching contribution to 401(k) Plan account, $11,304; allocation to ESOP, $502; and life insurance premium, $639.

2002: Change in control payment per Mr. Catalano’s employment agreement, $480,480; payment for continuation of benefits, $14,865; 280G excise tax gross-up, $186,887; exercise of stock options, $20,046; matching contribution to 401(k) plan account, $9,634; allocation to ESOP, $169; and life insurance premium, $638.

2001: Exercise of stock options, $17,570; matching contribution to 401(k) plan account, $9,183; allocation to ESOP account, $850; and life insurance premium, $489.

(6)	2003: Exercise of stock options, $64,837; matching contribution to 401(k) plan account, $7,867; allocation to ESOP, $473; and life insurance premium, $631.

2002: Change in control payment per Mr. Okubo’s employment agreement, $504,059; payment for continuation of benefits, $20,148; 280G excise tax gross-up, $205,633; matching contribution to 401(k) plan account, $7,086; allocation to ESOP, $105; and life insurance premium, $630.

2001: Matching contribution to 401(k) plan account, $5,482; allocation to ESOP, $576; and life insurance premium, $533.

(7)	2003: Exercise of stock options, $78,978; matching contribution to 401(k) Plan account, $11,307; allocation to ESOP, $470; and life insurance premium, $716.

2002: Change in control payment per Ms. Soukiassian’s employment agreement, $516,880; payment for continuation of benefits, $8,997; matching contribution to 401(k) plan account, $8,254; allocation to ESOP, $98; and life insurance premium, $688.

2001: Matching contribution to 401(k) plan account, $7,414; allocation to ESOP, $534; and life insurance premium, $659.

OPTION GRANTS IN LAST FISCAL YEAR

     No stock options were granted to any of the named officers in 2003, and no options were repriced during 2003.

     The following table sets forth certain information concerning option exercises during the last fiscal year and the number and value of unexercised stock options at December 31, 2003 held by the named officers.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND OPTION VALUES AT DECEMBER 31,
2003

			Number of Shares		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares Acquired	Value	Options at FY-End		FY-End ($)(1)
Name	On Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Charles G. Cooper	150,000	222,000	—	—	—	—
James Badame	150,000	208,500	62,500	—	-0-	—
Joseph J. Catalano	33,666	43,775	18,000	—	-0-	—
John K. Okubo	50,000	64,837	20,500	—	-0-	—
Sossy Soukiassian	57,500	78,978	12,000	—	-0-	—

(1)	Based on December 31, 2003 closing price of $2.14.

EMPLOYMENT AGREEMENTS

     The Company had employment agreements with Messrs. Cooper, Catalano, Okubo and Ms. Soukiassian until March 2003. The employment agreements with Messrs. Catalano and Okubo and Ms. Soukiassian were amended to provide for a payment as promptly as practicable following the occurrence of a change in control (which occurred on November 1, 2002) equal to two times the sum of (1) the officer’s annual salary as of the date of the change in control plus (2) the officer’s annual bonus percentage then in effect multiplied by the annual base salary, plus a net amount equal to the aggregate premiums that would be payable by the Company to maintain in effect for a period of two years following the change in control (assuming no increase in costs) the same benefits under the Company’s employee health and welfare benefit plans in which the officer was entitled to participate immediately prior to the change in control.

     Upon receipt of regulatory approval and payment of such amounts, which occurred on March 10, 2003, the employment agreements with the named officers terminated and their employment status became that of “at-will” employees in accordance with the Company’s policies as in effect from time, provided that they are not entitled to participate in any severance plan applicable to the Company’s “at-will” employees.

     The Company terminated its employment agreement with Mr. Badame without cause on March 19, 2004 which entitled him to receive a payment on that date equal to 18 months’ base salary, or $327,600, under the terms of his employment agreement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following report of the Company’s Compensation and Benefits Committee and the performance graph that immediately follows such report shall not be deemed proxy solicitation material and, shall not be deemed filed with the SEC or incorporated by reference into any of the Company’s filings under the Exchange Act or the Securities Act of 1933.

COMPENSATION PHILOSOPHY REGARDING EXECUTIVE OFFICERS

     The Compensation and Benefits Committee of the Board of Directors is responsible for supervising and approving the compensation and benefits of the executive officers of the Company. The Compensation and Benefits Committee seeks to ensure that the compensation of senior executives is consistent with the overall performance goals of the Company. In executing its responsibilities, the Compensation and Benefits Committee considers three components of compensation for executive officers: (1) base salary; (2) annual incentives and (3) long-term incentives. The underlying goal of corporate compensation is to tie the executive’s compensation to performance of the Company as a whole, and for achievement of individual objectives. This goal is implemented by weighing the variable compensation components, annual and long-term incentives, more heavily than base salary. Base salary levels are intended to be competitive at the market median. Executives can attain total compensation at above-market levels by accomplishing their individual goals at the same time that the Company has achieved its stated corporate goals.

     In 2003, the Compensation and Benefits Committee reviewed the executive base salaries and ranges that had been established by the Compensation and Benefits Committee upon a review of peer group compensation data from proxy statements, financial data, annual reports and published surveys; pay data was appropriately adjusted to compare with the Company’s size. The Compensation and Benefits Committee determined that market-based merit increases for the named officers were warranted based on individual performance and responsibilities of the named executives. Accordingly, the Compensation and Benefits Committee approved merit increases averaging 6.3% of base salaries based on its assessment of competitive base salaries.

     Incentive and bonus programs for executive officers have been utilized by the Company for many years as a component of variable pay designed to reward for individual and Company performance. In 2003, the Compensation and Benefits Committee approved an annual incentive plan (the “Performance Recognition Plan”) designed to reward management for their respective contributions and performance in relation to the goals and objectives of the Company and to encourage their retention during 2003 in developing and implementing the Company’s liquidation strategies. Consequently, the named officers received payments under the Performance Recognition Plan as follows: Mr. Cooper, $165,000; Mr. Badame $25,000; Mr. Catalano, $76,032; Mr. Okubo, $110,002; and Ms. Soukiassian, $90,000. The bonus payments to the named officers totaled $466,034.

     The Compensation and Benefits Committee considers the grant of stock options to executive officers to be an important component of long-term compensation. However, given that the Company operated under a plan of dissolution and stockholder liquidity, as amended during 2003, the Compensation and Benefits Committee did not grant options to any of the named officers in 2003.

CEO COMPENSATION DURING 2003

     In March 2003, Mr. Cooper received a change in control payment equal to 2.99 times the sum of his base salary plus the bonus payable for the year in which the change in control occurred, plus payment for the aggregate premiums that would be payable during the succeeding three years by Mr. Cooper to obtain the same medical, health, disability and life insurance coverage as provided by the Company immediately prior to the change in control. The employment agreement also provided for a “gross-up” of any excise taxes payable pursuant to Section 280G of the Internal Revenue Code. Upon payment to Mr. Cooper of these payments, which occurred on March 10, 2003, Mr. Cooper’s employment agreement terminated and his employment status became that of an “at-will” employee in accordance with the Company’s policies as in effect from time to time, provided that he is not entitled to participate in any severance plan applicable to the Company’s “at-will” employees. The Company will continue to provide Mr. Cooper with compensation consisting principally of (1) an annual base salary of $330,000; (2) an annual bonus of up to 50% of his base salary in accordance with the Company’s Performance Recognition Plan, (3) use of a Company-owned automobile, including reimbursement for all gasoline, insurance, repairs and maintenance; (4) $4,000 per month housing allowance and (5) reimbursement for the cost of two round-trip first class tickets per month for travel to Mr. Cooper’s home in Texas.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Federal tax laws limit the deduction a publicly-held company is allowed for compensation paid to its chief executive officer and its four most highly compensated executive officers, employed as of the last day of the tax year. Generally, amounts in excess of $1 million (other than performance-based compensation) paid in any tax year to a covered executive cannot be deducted. The Compensation and Benefits Committee will continue to consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Compensation and Benefits Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent.

     The foregoing report is furnished by the Compensation and Benefits Committee of the Board of Directors of the Company.

     Mr. Easley, Chairperson            Mr. Hyman            Mr. Foster

March 25, 2004

Compensation Committee Interlocks and Insider Participation

     There were no compensation committee interlocks required to be disclosed under Item 402(j) of Regulation S-K under the Securities Act of 1933 during 2003.

Certain Relationships and Related Transactions

     It has been long-standing policy that neither the Company nor, while it was in existence, the Bank, shall make loans to the directors and executive officers of the Company. Accordingly, at December 31, 2003, there were no outstanding loans to any director or executive officer of the Company.

     On January 9, 2004, the Company sold a note in the principal amount of $6.2 million (the “Note”) to a group of investors led by John W. Rose, who serves on the Company’s board of directors, for a price equal to 80% of the outstanding balance of the Note. Robert B. Goldstein, Chairman of the Board of the Company, is also a participant in the investor group that purchased the Note. Mr. Rose and Mr. Goldstein contributed $1,000,000 and $500,000, respectively, toward the purchase of the Note.

     The sale of the Note was approved by an ad hoc committee (“Committee”) of the Board of Directors consisting of three directors who did not have an interest in the purchase of the Note. The Committee was delegated sole authority to negotiate and approve the transaction on behalf of the Company. The transaction was ratified by a vote of the full Board of Directors.

     The Note, payable by CSNK, Inc., was originated by the Bank in connection with the Bank’s sale of its factoring business, Bay View Funding, to CSNK, Inc. in 2002. The Company performed a market check with respect to the value of the Note by soliciting alternative and competing bids for the Note from four other entities, including certain buyers of whole loans in the secondary market as well as a buyer of high-risk credits. Three of the purchasers indicated that they were not interested in bidding, and the Company received one bid to purchase the Note for 70% of the outstanding balance of the Note. KPMG LLP was retained by the Committee to perform an independent analysis of the Note which indicated that a purchase price of 80% of the outstanding balance of the Note was within the range of fair market value of the Note.

     The Committee, after thoroughly reviewing all of the facts of the transaction and the steps taken to adequately access the fair value of the Note, including the report prepared by KPMG LLP, unanimously determined that the transaction was fair to the Company and in the best interests of its stockholders.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The line graph below compares the cumulative total stockholder return on the Company’s common stock to the cumulative total return of the Dow Jones Banks Index and the Dow Jones U.S. Total Market Index for the period December 31, 1998 through December 31, 2003. The graph assumes that $100 was invested on December 31, 1998 and that all dividends were reinvested.

     CUMULATIVE TOTAL RETURN
BAY VIEW CAPITAL CORPORATION, DOW JONES DIVERSIFIED FINANCIAL INDEX,
DOW JONES BANKS INDEX AND
DOW JONES U.S. TOTAL MARKET INDEX

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The following report of the Company’s Audit Committee shall not be deemed proxy solicitation material and shall not be deemed filed with the SEC or incorporated by reference into any of the Company’s filings under the Exchange Act the Securities Act of 1933.

     The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors and reviews audit and regulatory reports and related matters to ensure effective compliance with regulatory and internal policies and procedures. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements to accounting principles generally accepted in the United States of America.

     All members of the Audit Committee are independent, as that term is defined by the rules of the New York Stock Exchange and satisfy the financial literacy requirements thereof. The Audit Committee members do not serve as professional accountants or auditors and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Board of Directors has determined that the Audit Committee contains at least one member, Mr. Hyman, who serves as the Audit Committee’s Chairman, that satisfies the financial expertise requirements and has the requisite experience as defined by the rules promulgated by the SEC. The Audit Committee serves a board-level oversight role under which it receives information from, consults with and provides its views and directions to management and the independent auditors on the basis of the information it receives and the experience of its members in business, financial and accounting matters. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent auditors.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited consolidated financial statements for the year ended December 31, 2003. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditors their independence from the Company and its management. The Audit Committee has determined that the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 and be filed with the SEC.

     The foregoing report has been furnished by the Audit Committee of the Board of Directors of the Company.

Mr. Hyman,
Chairperson	Mr. Easley	Mr. Foster

March 25, 2004

AUDITORS

     The Audit Committee approved the engagement of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ended December 31, 2003 and has continued their engagement for the fiscal year ending December 31, 2004. Representatives of Deloitte & Touche LLP are expected to attend the Meeting to respond to appropriate questions and make a statement if they so desire.

     The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s annual financial statements for fiscal 2003 and fees billed for audit-related services, tax services and all other services rendered to the Company by Deloitte & Touche LLP for fiscal 2003. The table also presents fees for professional services rendered by Deloitte & Touche LLP and Arthur Andersen LLP (who served as the Company’s independent auditors for a partial period of 2002 ending on May 23, 2002) for the audit of the Company’s annual financial statements for fiscal 2002 and fees billed for audit-related services, tax services and all other services rendered to the Company by Deloitte & Touche LLP and Arthur Andersen LLP for fiscal 2002.

	2003		2002
Audit Fees	$520,800		$1,318,786	(1)
Audit-related fees	$131,777	(2)	$566,668	(3)
Tax Fees	$650,992	(4)	$161,500	(4)
All other fees	-0-		$63,529	(5)

(1)	Includes $319,900 in Audit Fees paid to Arthur Andersen LLP in 2002.

(2)	Fees for the annual audit of BVAC, the Company’s wholly-owned subsidiary, securitization services and agreed upon procedures.

(3)	Includes $426,786 in fees paid to Deloitte & Touche LLP for audit-related consultation on the Company’s plan of dissolution and stockholder liquidity, the annual audit of BVAC, an auto loan securitization and agreed upon procedures. Includes $139,882 paid to Arthur Andersen LLP for consultation regarding the Company’s credit policy and ALLL methodology, lease portfolio impairment analysis and impact of FAS 121.

(4)	Fees for tax advice, tax compliance and tax planning services. Includes $61,000 of such fees paid to Arthur Andersen LLP in 2002.

(5)	Fees paid to Arthur Andersen LLP for analysis of impact of Internal Revenue Code Section 280G on change in control payments to certain of the Company’s executives.

     The Audit Committee has established a policy to pre-approve all audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor’s independence. Based on information presented to the Audit Committee by Deloitte & Touche LLP and the Company’s management, the Audit Committee has pre-approved defined audit, audit-related, tax and other services for fiscal 2004 up to specified cost levels. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee. The policy provides that the Audit Committee review, at each regularly scheduled meeting, a report summarizing the services provided by the independent auditor and all fees relating thereto. The policy also prohibits the independent auditor from providing services that are prohibited under the Sarbanes-Oxley Act of 2002.

     All fees reported under the headings Audit-Related Fees, Tax Fees, and All Other Fees for 2003 were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Accordingly, none of the fees reported under the headings were approved by the Audit Committee pursuant to federal regulations that permit the Audit Committee to waive its pre-approval requirement under certain circumstances.

STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the Company’s proxy materials for next year’s annual meeting of stockholders, any stockholder proposal to take action at that meeting must be received in writing at the Company’s main office, 1840 Gateway Drive, San Mateo, California 94404, no later than November 30, 2004. Any such proposals will be subject to the requirements of the proxy rules adopted under the Exchange Act and, as with any stockholder proposal (regardless of whether included in the Company’s proxy materials), the Company’s certificate of incorporation, Bylaws and Delaware law. The Company’s Bylaws provide that if notice of a stockholder proposal to take action at the next annual meeting is not received at the Company’s main office by the Deadline, such proposal will not be recognized as a matter proper for submission to the Company’s stockholders and will not be eligible for presentation at the meeting. The “Deadline” means the date that is not less than 60 nor more than 90 days prior to the date of the next annual meeting; however, in the event that less than 70 days notice or prior public disclosure (such as the filing of a Current Report on Form 8-K with the SEC) of the date of the next annual meeting is given or made to stockholders, the “Deadline” means the close of business on the tenth day following the earlier of the day on which notice of the meeting was first mailed or public announcement of the date of the meeting was first made.

OTHER MATTERS

     The cost of solicitation of proxies on behalf of the Company will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company’s common stock. In addition to solicitation by mail, directors and officers of the Company and regular employees of the Company and its subsidiaries may solicit proxies personally or by telegraph or telephone, without additional compensation. The Company has retained ChaseMellon Shareholder Services, L.L.C. to assist in the solicitation of proxies for a fee estimated to be approximately $7,500 plus reasonable out-of-pocket expenses.

     This proxy statement incorporates by reference the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, a copy of which accompanies this Proxy Statement. The Company will also provide without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 2003, including the financial statements and the financial statement schedules, filed with the SEC for fiscal year 2003 to any beneficial owner of the Company’s common stock at the close of business on March 19, 2004, upon written request to Bay View Capital Corporation, 1840 Gateway Drive, San Mateo, California 94404, Attention: Joseph J. Catalano, Secretary. The Company will also furnish a beneficial owner with any exhibit not contained therein upon request.

BY ORDER OF THE BOARD OF DIRECTORS,
Joseph J. Catalano Secretary

San Mateo, California
March 29, 2004

APPENDIX A

CORPORATE GOVERNANCE GUIDELINES

Appendix A

Bay View Capital Corporation

Corporate Governance Guidelines

Role of the Board of Directors

The Board of Directors oversees and provides policy guidance on the business and affairs of the Company. Each director is responsible for exercising his or her business judgment based on what he or she reasonably believes to be in the best interests of the Company and its stockholders. In discharging this obligation, directors are entitled to rely on the honesty and integrity of the Company’s senior executives and its outside advisors and auditors.

The Board of Directors will be composed of a majority of independent directors as defined by the New York Stock Exchange corporate governance rules.

Directors are expected to attend regularly scheduled meetings and to spend the time needed and meet as frequently as necessary to discharge their responsibilities. Information that is important to the understanding of the business to be conducted at a meeting will be distributed to the directors before the meeting for their review of these materials in advance of the meeting. In accordance with the Company’s by-laws, more than three consecutive absences from regular meetings of the board of directors, unless excused by resolution of the Board, shall automatically constitute resignation from the Board, effective when such resignation is accepted by the Board. Directors are also expected to attend the annual meeting of the stockholders.

The non-management directors will meet in executive sessions at regularly scheduled meetings at least four times a year. The Chairman of the Board will preside over those sessions, unless the Chairman is a management director, in which case the Chairman of the Audit Committee shall preside. Interested parties who wish to express any concerns to the non-management directors may do so by sending them in writing addressed to “Non-management Directors”, care of the Corporate Secretary at the Company’s headquarters at 1840 Gateway Drive, San Mateo, California 94404.

Director Qualifications

The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Company and its stockholders. Directors should have high-level leadership experience in business or administrative activities or experience dealing with complex problems; breadth of knowledge about issues affecting the Company; the highest level of personal integrity; loyalty to the Company and concern for its success; an ability to work effectively with others; and sufficient time to devote to the affairs of the Company. Each director shall at all times be the beneficial owner of not less than 100 shares of the Company’s common stock.

Selection of New Directors

Directors are elected annually by the stockholders at the annual meeting of stockholders. The Board of Directors proposes a slate of nominees, recommended by the Nominating and Corporate Governance Committee, for consideration each year.

The Board of Directors shall divide the directors into three classes and, when the number of directors is changed, shall determine the class or classes to which the increased or decreased number of directors shall be apportioned, provided that each class shall be as nearly equal in size as possible. The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually.

Vacancies in the Board of Directors shall be filled by a majority vote of the directors then in office, whether or not a quorum, and any director so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which he or she has been chosen expires.

Stockholder Submissions

Nominations for directors may be made by any stockholder of the Company who is a stockholder of record at the time of giving of notice of the annual meeting of stockholders. Nominations for director, other than those made by or at the direction of the Board of Directors, may be made pursuant to timely notice in writing to the Corporate Secretary of the Corporation. To be timely, such notice must be delivered or mailed to and received at the Company’s headquarters at 1840 Gateway Drive, San Mateo, California 94404, not less than 60 nor more than 90 days prior to the date of the annual meeting of the stockholders, except in the event that less than 70 days notice or prior disclosure of the date of the annual stockholder meeting is given, such notice must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or public disclosure is made. In giving such notice, a stockholder shall follow the procedures set forth in the Company’s by-laws.

Board Size

The Company’s by-laws provide that the number of directors shall not be less than five nor more than eight. Changes in the number of directors may be accomplished through amendment of the Company’s by-laws.

Director Retirement Policy

No director shall serve as a director beyond the annual meeting of stockholders immediately following the director becoming 72 years of age. No person 72 years of age shall be eligible for election or re-election to the Board of Directors. This age limitation does not apply to an advisory director.

Number and Composition of Board Committees

The Board will have at all times an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. All of these committees will be comprised entirely of independent directors under the rules established by the New York Stock Exchange. Committee members will be appointed by the Board upon recommendation of the Nominating and Corporate Governance Committee.

Each of these committees will have its own charter setting forth the goals and responsibilities of the committees. The charters will provide that each committee will annually evaluate its performance. The Chair of each committee, in consultation with committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter.

The Board and each committee has the authority to hire independent legal, financial and other advisors as it may deem necessary without consulting or obtaining the approval of any officer of the Company in advance. The Company shall provide appropriate funding, as determined by the Board or committee, for the costs of such independent advisors.

The Board may designate the chief executive officer and two or more other directors to constitute an executive committee, which shall have and may exercise the powers and authority of the Board of Directors not otherwise within the purview of any of the other committees, in accordance with the provisions of the Company’s by-laws.

The Board may, from time to time, establish or maintain additional committees as it may deem necessary or appropriate.

Board Compensation

Directors may receive a competitive annual retainer for their services as directors as well as a reasonable fixed sum for actual attendance at each board or committee meeting. Directors may be paid their reasonable expenses, if any, of attendance at each meeting. The Compensation Committee shall review and set the Board compensation from time to time as it deems appropriate, including the amount and appropriateness of any equity-based and retirement compensation.

CEO Evaluation and Succession Planning

The Compensation Committee, with oversight of the Nominating and Corporate Governance Committee, will assess the chief executive officer’s performance annually. The Compensation Committee will annually determine appropriate chief executive officer compensation in light of this performance review. The results of the performance review will be reported to the Board. The Nominating and Corporate Governance Committee shall discuss succession planning with the entire board (or the non-management directors) at least annually. At such time, the chief executive officer should make available his or her recommendations and evaluations of potential successors. The Board will work with the Nominating and Corporate Governance Committee to nominate and evaluate potential successors to the chief executive officer.

Board Access to Management

Directors have full and free access to officers and employees of the Company and are encouraged to talk directly to any officer or employee regarding any questions or concerns the directors may have. Members of senior management are encouraged to attend Board meetings.

Director Orientation and Education

All new directors will participate in an orientation program which will include presentations by management to familiarize them with the Company’s strategic plans, significant financial accounting and risk management issues, its code of ethical conduct and its internal and independent auditors. All directors are encouraged to attend appropriate continuing education programs. The Company will reimburse directors for expenses associated with continuing education programs approved by the Chairman of the Board.

Evaluation of Board Performance

The Board will conduct a self-evaluation annually. The assessment will focus on the Board’s contribution to the Company and on areas in which the Board or management believes need improvement. The Nominating and Corporate Governance Committee will oversee this process and report to the Board on the Board’s performance.

APPENDIX B

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Appendix B

Charter
NOMINATION
AND
CORPORATE GOVERNANCE COMMITTEE

The Charter of the Nomination and Corporate Governance Committee is to ensure that qualified candidates are presented to the Board of Directors for election as directors, officers and members and chairs of board committees and to ensure that the Board of Directors and the Company’s Articles of Incorporation and Bylaws are structured in a way that best serves the Company’s practices and objectives.

In addition, the Committee will review corporate policies related to corporate governance issues important to the Company and the industry and will make recommendation on specific issues designed to assure that the Company fulfills its missions and objectives in accordance with applicable law and regulation.

Powers and Duties

The committee shall have the power and duty to:

1.	Review and make recommendations to the Board regarding Board composition and structure, including without limitation:

a.	Recommending the term of office for directors and whether or not the Board should be classified according to terms;

b.	Recommending retirement policies for non-employee directors;

c.	Recommending the desirable ratio of employee and non-employee directors in accordance with applicable law;

d.	Reviewing the format of Board meetings and making recommendations for the improvement of such meetings.

2.	Review and make recommendations to the Board regarding the nature and duties of board committees.

3.	Establish criteria for membership on the Board of Directors and its committees, such as depth of experience, balance of business interest and experience, required expertise and qualifications for membership on the Board and each committee.

4.	Recommend to the Board the individuals to be nominated for election or re-election as director at the annual meeting of shareholders and the membership and chairman of each board committee; and consider suggestions for board membership submitted by shareholders in accordance with the provisions and procedures set forth in the Company’s Bylaws and corporate governance guidelines.

5.	Evaluate Company policies relating to the recruitment of directors, including D&O insurance and indemnification bylaws, and make recommendations to the Board, or any appropriate board committee, regarding such matters.

6.	After review, recommend formally to the Board a successor the Chief Executive Officer when a vacancy occurs.

7.	Develop and recommend to the Board a set of corporate governance principles applicable to the Company from time to time.

8.	Review periodically with the Company’s General Counsel, in the light changing conditions, new legislation, regulations and other developments, the Company’s Code of Business Ethics and other policies and procedures regarding insider trading, loans to insiders, whistle-blowing and the like, and make recommendations to the Board for any changes, amendments and modifications to the Code and such policies that the Committee shall deem desirable.

9.	Report to the Board on Committee activities.

10.	Oversee the evaluation of the Board and management in conjunction with the Compensation Committee.

11.	Conduct an annual performance evaluation of the Committee.

APPENDIX C

AUDIT COMMITTEE CHARTER

Appendix C

Charter
AUDIT COMMITTEE

Purpose

The Audit Committee (the “Committee”) will assist the Board of Directors in fulfilling its statutory, regulatory, and fiduciary oversight responsibilities. The Committee has primary responsibility relating to the accuracy of the accounting and the validity of the financial reporting processes, the system of internal controls, the audit process, the independent auditor’s qualifications and the institution’s process for monitoring compliance with laws and regulations and with its code of conduct. In performing its duties, the Committee will maintain effective working relationships with the Board of Directors, management, regulators and the internal and independent auditors. To effectively perform his or her role, each Committee member will obtain an understanding of the detailed responsibilities of Committee membership as well as the institution’s business, operations, and risks.

Organization

Committee Size

•	The size of the Committee shall be determined at the discretion of the Board of Directors but will have a minimum of three members.

Membership Qualification

•	Each member of the Committee shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities and Exchange Act of 1934 (the “Act”), 12 CFR 363.5 and related Guidelines and Interpretations, and any other applicable regulatory requirements;

•	The Committee shall contain at least one member who is an Audit Committee “financial expert” as defined by the implementing rules and regulations section of the Sarbanes-Oxley Act. A minimum of two members of the Committee shall have accounting or related financial management expertise with current or past employment experience in the finance or accounting field, or other comparable experience or background; and

•	No Committee member shall serve simultaneously on the audit committees of more than two other public companies.

Independence of Members

•	Members of the Committee shall be composed solely of “independent” members as defined in 12 CFR 363.5, and Appendix to Part 363 — Guidelines and Interpretations; and by the SEC and New York Stock Exchange rules.

Frequency of Meetings

•	The Committee shall meet on a quarterly basis during the calendar year or more frequently as circumstances require;

•	The majority of the members of the Committee shall constitute a quorum; and

•	The Committee shall meet with management, the internal auditors, and the independent auditors in separate executive discussions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

Appointment of Chairperson and Members

•	The Committee chairperson and members shall be appointed by the Board of the Directors, and shall serve a term of one year or as determined by the Board of Directors. The process by which vacancies on the Committee are filled, and the process by which members are removed from the Committee will be determined by the Board of Directors.

ROLES AND RESPONSIBILITIES

The Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

Internal Control

•	Evaluate whether management is setting appropriate priorities throughout the Company by communicating the importance of internal controls and ensuring that all individuals possess an understanding of their roles and responsibilities;

•	Review with the internal and independent auditors and management the adequacy and effectiveness of internal controls, including computerized information systems, as well as significant changes in internal controls;

•	Review significant audit findings and/or internal control recommendations made by internal and independent auditors; and

•	Ensure that internal and independent auditors keep the Committee informed about fraud, illegal acts, deficiencies in internal controls and other similar matters.

Financial Reporting

General

•	Review and discuss with management and the independent auditors: (a) any material financial or non-financial arrangements of the Company which do not appear on the Company’s financial statements; and (b) any transaction or course of dealing with parties related to the Company where a transaction is significant in size or involves terms or other aspects that differ from those that would likely be negotiated with independent parties, and which arrangement or transaction is relevant to an understanding of the Company’s financial statements;

•	Review and discuss with management and the independent auditors the accounting policies that may be viewed as critical and any significant changes in the accounting policies of the Company. Review and discuss with management accounting and financial reporting proposals that may have a significant impact on the Company’s financial reports;

•	Review and discuss significant risks and exposures with management and the internal and independent auditors, and review the plans to minimize such risks;

•	Obtain and review an annual report from management and the independent auditors relating to the accounting principles used in the preparation of the Company’s financial statements, including those policies for which management is required to exercise discretion or judgment regarding the implementation thereof.

Annual Financial Statements

•	Meet and discuss with management and the independent auditors the financial statements and the results of the audit to the extent necessary, including an analysis of the independent auditor’s judgment as to the quality of the Company’s accounting principles;

•	Ensure that the independent auditors communicate certain required matters to the Committee;

•	In accordance with 12 CFR 363.5, review with management and the independent auditors the basis for the report and attestation report prepared in accordance with the Federal Deposit Insurance Corporation Improvement Act;

•	Based on the aforementioned reviews and discussions, recommend to the Board of Directors, whether or not the financial statements are acceptable for inclusion in the annual report on Form 10-K; and

•	Review and discuss with management, the internal audit group and the independent auditors the Company’s financial statements to be included in the Annual Report to Stockholders including the content and the disclosures made in “Management Discussion and Analysis of Financial Condition and Results of Operations.”

Interim Financial Statements

•	Review and discuss with management and the independent auditors the interim financial statements, the results of the independent auditors’ pre-issuance review of quarterly financial information, and information reported to the public; and

•	Ensure that the independent auditors communicate certain required matters to the Committee as required by Statement of Auditing Standards (SAS) 61.

Periodic Reviews

•	Periodically review separately with each of management, the independent auditors and the internal audit group (a) any significant disagreement between management and the independent auditors or the internal audit group in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and (c) management’s response to each;

•	Periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Company’s accounting principles and financial disclosure practices as applied in its financial reporting, (b) the completeness and accuracy of the Company’s financial statements, and (c) the degree of aggressiveness and conservatism;

•	Consider and approve, if appropriate, significant changes to the Company’s accounting principles and financial disclosure practices as suggested by the independent auditors, management or the internal audit group. Review with the independent auditors, management and the internal audit group, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Committee, have been implemented; and

•	Review and discuss with management and the independent auditors and the Company’s General Counsel and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Company’s financial statements, including applicable changes in accounting standards or rules.

Compliance with Laws and Regulations

•	Review the effectiveness of the audit system for monitoring disclosures, compliance, and other regulations required by law, and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities;

•	Periodically obtain updates from management and General Counsel regarding compliance;

•	Be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements; and

•	Review the findings of any examinations by regulatory agencies such as the Comptroller of the Currency, Federal Reserve, the Securities and Exchange Commission, and the Public Company Accounting Oversight Board.

Compliance with Code of Conduct

•	Ensure that a code of conduct is formalized in writing and that all employees are aware of it;

•	Evaluate whether management is setting appropriate priorities throughout the Company by communicating the importance of the code of conduct and the guidelines for acceptable business practices; and

•	Review the program for monitoring compliance with the code of conduct and obtain an update at least annually from management regarding compliance.

Internal Audit

•	Provide oversight over the internal audit function. This oversight may include organizational structure and ongoing qualifications of the internal audit function; selection, performance evaluation, compensation, and retention of the Internal Audit; and overall effectiveness of the internal audit function;

•	Based upon discussions with the independent auditors, review the internal audit function of the Company, including the independence and line of authority for its reporting obligations, the scope and the plan of the proposed audit for the succeeding fiscal year, the coordination of such plans with the independent auditors and appropriate staffing levels;

•	In consultation with the independent auditors and the internal audit group, review the adequacy of the Company’s internal control structure and procedures designed to insure compliance with laws and regulations, and discuss the responsibilities, budget and staffing needs of the internal audit group;

•	Inquire of financial management, the internal auditor and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company;

•	Receive a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan;

•	Review the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control structure and procedures for financial reporting and the independent auditors’ attention, and report on the assessment made by management;

•	Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding any questionable accounting or auditing matters;

•	Review on an annual basis the performance of the internal audit group; and

•	Review appropriate staffing levels for the accounting, financial and internal audit functions and succession planning related thereto.

External Audit

Selection

•	The Audit Committee shall have the sole authority to appoint, determine funding for, and oversee the independent auditors as set forth in Section 301 of the Sarbanes-Oxley Act of 2002 (and the applicable rules thereunder);

Independence

•	The Audit Committee shall take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor. In connection with this responsibility, the Audit Committee shall obtain and review a formal written statement from the independent auditor describing all relationships between the independent auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the independent auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor;

Review Relationships

•	Review and discuss the written statement from the independent auditors concerning any relationship between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor;

Policies and Procedures

•	Establish policies and procedures for the engagement of the independent auditor to perform non-audit services and consider whether the performance of these services is compatible with the auditor’s independence. Pre-approve any audit services or non-audit services provided by the independent auditors (see 5.0 Procurement of Audit and Non-Audit Services);

Review Scope of Services

•	Review the nature and scope of other professional services provided to the Company by the independent auditors and consider their relationship to the auditors’ objectivity and independence. The Committee shall be satisfied as to the independence of the independent auditors and ensure that the independent auditors submit to the Committee on an annual basis a written statement consistent with Independent Standards Board Standard No.61;

Audit Oversight

•	Be directly responsible for the appointment, compensation, and oversight of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit of the financial statements of the Company and its divisions and subsidiaries for each fiscal year;

Audit Scope

•	Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, the staffing for such audit and the proposed compensation and, for each fiscal year, to review the results of such audit, including any comments or recommendations of the independent auditors arising there from;

Review Auditor’s Report

•	At least annually, obtain and review an annual report from the independent auditors describing (a) the independent auditors’ internal dual control procedures and (b) any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

Review Disclosures

•	Review all reports required to be submitted by the independent auditors to the Committee pursuant to the Act, including (a) a report of all critical accounting policies and practices to be used; (b) a report of all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (c) a report regarding all other material written communications between the independent auditors and management, such as the management letter or schedule of unadjusted differences.

Other Responsibilities

•	In carrying out their responsibilities, the Committee believes that its policies and procedures should be flexible to properly respond to changing conditions;

•	Perform other oversight functions as requested by the Board of Directors;

•	Review this Charter on an annual basis and/or update it as necessary; receive approval of changes from the Board of Directors;

•	Provide the report required to be included in the annual proxy statement by the rules of the Securities and Exchange Commission;

•	Review material pending legal proceedings involving the Company and other contingent liabilities;

•	Review and approve all related-party transactions, as defined by SEC regulation S-K, Item 404(a);

•	Review reported evidence of material violations of securities laws or breach of fiduciary duty or similar violation by the Company or any of its agents;

•	Establish a policy addressing the Company’s hiring of employees or former employees of the independent auditors who were engaged on the Company’s account;

•	Establish and maintain a confidential procedure, whereby the Company’s employees can contact the members of the committee directly on an anonymous basis to express any concerns about auditing or accounting matters;

•	Review its own performance annually; and

•	Perform any other activities consistent with this Charter, the Company’s certificate of incorporation, bylaws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

Reporting Responsibilities

•	Regularly update the Board of Directors about Committee activities and appropriate recommendations.

RESOURCES AND ASSISTANCE

•	The Committee shall have authority to retain its own outside counsel, experts, and other advisors at the company’s expense to assist in the full performance of its functions or to authorize investigations into any matters within its scope of responsibilities without obtaining the approval of the institution’s Board of Directors or management;

•	The officers of the institution shall provide or arrange to provide such other information, data and services as the Committee may request. The Committee shall conduct such interviews or discussions as it deems appropriate with personnel of the institution, and others whose views the Committee would deem appropriate; and

•	The Committee shall determine the appropriate funding of the Committee for payment of compensation to any advisers that the Committee may hire.

WHISTLE BLOWING

•	No employee shall be discharged or discriminated against with respect to compensation, terms, conditions or privileges of employment because the employee (or any person acting pursuant to the request of the employee) informs either management, the Board of Directors, the Securities and Exchange Commission, or the U. S. Attorney General regarding a possible violation of any law or regulation, by the Company or any director, officer or employee. The Committee will establish procedures for the confidential, anonymous reporting by Company employees of concerns regarding questionable audit or accounting practices in accordance with Section 2.7.

PROCUREMENT OF AUDIT AND NON-AUDIT SERVICES

All services provided by the independent auditor, both audit and non-audit must be pre-approved by the Audit Committee or a Designated Member. The pre-approval of the audit and non-audit services may be given at any time up to a year before commencement of the specified service. Although the Sarbanes-Oxley Act permits de minimis exceptions, this policy is to pre-approve all audit and non-audit services.

Designated Member: The Audit Committee may delegate to one or more designated member(s) of the Audit Committee (a “Designated Member”), who is independent (as defined in 12 CFR 363.5, and Appendix to Part 363 – Guidelines and Interpretations; and by the SEC and New York Stock Exchange), the authority to grant pre-approvals of permitted audit related and other permitted services (collectively “permitted services”) or classes of these permitted services, to be provided by the Independent auditor. The decisions of a Designated Member to pre-approve a permitted service shall be reported to the Audit Committee at each of its regularly scheduled meetings.

All fees paid to the independent auditor will be disclosed in the Company’s annual proxy statement in accordance with applicable SEC rules. Subject to further rule making by the SEC, the annual proxy statement should include disclosure of the amount of “Audit Related Fees” which are currently required to be included in the “All Other Fees” category of the annual proxy statement disclosure.

This policy is to be approved annually by the Company’s Audit Committee or more frequently as necessary due to change in statute or regulatory rule making.

The scope of the independent auditor services is classified into the following categories:

Permitted Services

Audit Services/Audit Related

These services generally are highly correlated with the role of an independent auditor. Such services include matters such as analysis and interpretation of accounting principles and their application, support for financings and similar transactions, and other services that have bearing on the Company’s financial statements on which the external auditor provides their opinion. These services must be pre-approved annually by the Audit Committee.

•	Audits of consolidated financial statement including quarterly reviews, consultation on accounting issues, internal control work, attendance at Audit Committee meetings, use of specialists in connection with the foregoing and other services integral to audits of financial statements.

•	Assistance in the implementation of new accounting principles.

•	Audits of opening balance sheets of acquired companies.

•	Audits and accounting consultation on acquisition, dispositions and discontinued operations.

•	Compliance letters, agreed-upon procedures, reviews and similar reports based on audited financial statement and the role of the independent auditor.

•	Audits of financial statements and transactions that are used by lenders, filed with government and regulatory bodies and similar reports.

•	Audits or reviews of financial statements of subsidiaries, or affiliates of the Company as may be requested by management for reasons other than as listed above.

•	Services that result from the role of an independent auditor such as reviews of SEC filing letters to underwriters and other services related to financings.

Tax Services

These services are expressly allowed under this policy and do not impact the independence of the auditors. It is in the best interest of the Company to utilize the best service provider available particularly where knowledge of the Company is deemed highly advantageous, provided independence is not impaired. These services must be approved annually by the Audit Committee.

•	Tax return and tax accrual reviews, consultations and assistance.

•	Tax planning and other noncompliance related consultation or services.

Other Permitted Services

These services are allowed under the policy and do not effect the independence of the auditors, but do require the pre-approval of the Audit Committee prior to the engagement.

•	Non-financial information systems/consulting

•	Business process improvement advisory services and process re-engineering support services

•	Review of third party specialist work related to appraisal and/or valuation services.

•	Actuarial consulting services – non-audit related

•	M&A transactional assistance

•	Merger integration assistance and change management consulting services

•	Employee benefit consulting

•	Training

Restricted Services

Restricted services are those services that may not be provided by the independent auditors as they are considered by statute or in the Company’s opinion to be incompatible with the role of an independent auditor.

•	Bookkeeping or other services related to accounting records or financial statement (e.g., recording journal entries, reconciling accounts, processing data, preparing financial statements, etc.).

•	Internal audit and credit review services

•	Appraisals, valuation services or fairness opinions. Appraisal and valuation services include any process of valuing tangible and intangible assets and liabilities. In fairness opinions and contribution-in-kind reports, the firm provides its opinion on the adequacy of consideration in a transaction. The final rule prohibits an auditor from providing any appraisal or valuation service for financial reporting purposes or any service involving a fairness opinion or contribution-in-kind report for an audit client subject to the reasonably likely standard

•	Signing tax returns (including payroll tax returns) on behalf of the Company.

•	Actuarial services.

•	Signing or co-signing checks.

•	Acting as agent for the Company.

•	Human resources function (managerial position search and evaluation activities).

•	Payroll services.

•	Broker-Dealer services (including underwriting, promoting, investment banking and investment management).

•	Maintaining custody of the Company funds.

•	Acting in a capacity equivalent to that of the Company management or employee, or performing any decision-making, supervisory or ongoing monitoring functions for the Company.

•	Financial Information systems design and/or implementation.

•	Legal services.

•	Expert witness or testimony services, except where specifically related to the Company’s accounting policy, procedure, or audited financial statements.

Audit Committee Review of Services

At each regularly scheduled Audit Committee meeting, the Audit Committee shall review the following:

•	A report summarizing the service; or grouping of related services, including fees, provided by the independent auditor, with detailed back-up documentation regarding the specific services provided.

•	A listing of newly pre-approved services since its last regularly scheduled meeting.

•	An updated projection for the current year, presented in a manner consistent with the proxy disclosure requirements, of the estimated annual fees to be paid to the independent auditor.

APPENDIX D

COMPENSATION AND BENEFITS COMMITTEE CHARTER

Appendix D

Charter
CHARTER FOR THE
COMPENSATION AND BENEFITS COMMITTEE

The Board of Directors (the “Board’) of Bay View Capital Corporation (the “Company”) has constituted and established the Compensation and Benefits Committee (the “Committee”) with the authority, responsibility and specific duties as described in this Charter.

1.	Purpose

          (a). The Committee’s primary responsibility to the Board of Directors is to ensure that the executive officers of the Company and its Non-employee Directors are compensated appropriately in a manner consistent with shareholder interests, the stated compensation strategy of the Company, internal equity considerations, competitive practices and the requirements of applicable regulatory bodies. The Committee shall also communicate to shareholders the Company’s executive compensation policies and the reasoning behind such policies as required by the Securities and Exchange Commission.

          (b). The Committee shall carry out its responsibilities in accordance with the applicable By-laws of the Company relating generally to Committees of the Board.

2.	Composition

          (a). The Committee shall consist of at least three (3) members appointed by the Nominating and Corporate Governance Committee and approved by the Board of Directors. All Committee members shall be Non-employee Directors and one member shall serve as Chair of the Committee. Committee members shall be independent of management and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in fulfilling their responsibilities.

          (b). The Chairman of the Board and/or the Nominating and Corporate Governance Committee shall fill vacancies on the Committee and may remove Committee members as is deemed necessary.

          (c). The Company’s Chairman of the Board, if not a member of the Committee, and President/Chief Executive Officer shall serve as non-voting, ex-officio members of the Committee. Additionally, the President/Chief Executive Officer shall designate a member of the Company’s management to serve as the Committee’s staff liaison and Recording Secretary.

3.	Meetings

          (a). The Committee shall hold meetings at times and locations, and with agendas as it may deem appropriate or necessary to perform its delegated duties and responsibilities. A majority of the Committee shall be necessary to constitute a quorum.

          (b). Written minutes of each meeting shall be maintained and duly filed for retention in the Company’s records.

4.	Principal Functions and Responsibilities

          (a). Establish and monitor executive compensation and benefits strategies and plans to ensure: the attraction, retention, and appropriate reward of the Company’s executive officers; the motivation of their performance consistent with Company objectives; and the alignment of the interests of executive officers with those of the Company’s shareholders.

          (b). Review and approve corporate goals and objectives relevant to the President/Chief Executive Officer’s compensation; evaluate, at least annually, the performance and leadership of the President/Chief Executive Officer in light of those goals; and determine and approve all compensation and benefits actions affecting the President/Chief Executive Officer based on this evaluation.

          (c). Review with the President/Chief Executive Officer, at least annually, his/her evaluation of the performance of the Company’s Executive Vice Presidents and Division or Subsidiary Presidents and approve all compensation and benefits actions affecting the Executive Vice Presidents and Division or Subsidiary Presidents.

          (d). Take actions necessary to administer the Company’s annual and long-term incentive plans including, without limitation, (i) reviewing and approving participation; (ii) reviewing and approving performance goals; (iii) reviewing performance results and approving payments under the plans; (iv) reviewing and approving any discretionary bonuses recommended by the President/Chief Executive Officer; (v) amending such plans from time to time; and (vi) delegating authority to officers of the Company to take final action as needed with respect to such incentive plans.

          (e). Review and approve management’s recommendations for the participation of new executive officers and senior officers in the Company’s Deferred Compensation Plan or any other compensation or benefit plan adopted by the Company requiring the express approval of the Committee for participation.

          (f). Review long-range planning for the orderly succession of executive officers, as the Committee deems necessary, including contingency procedures for management succession in the event of unexpected departures of key executives. Review, as needed, significant organization changes affecting executive staffing and management resources.

          (g). Review and approve recommendations of candidates for executive officer positions and other senior officers of the Company who are elected by the Board. Review and approve the compensation, benefits and other terms and conditions of employment of new executive officers as recommended by the President/Chief Executive Officer. Review, approve and monitor all Employment Agreements covering executive and senior officers of the Company.

          (h). Review and approve grants under the Company’s stock/equity-based incentive compensation plans according to the provisions of such plans. Establishes option guidelines and general strategies for overall grants.

          (i). Report annually to the shareholders of the Company the Company’s executive compensation policies and the compensation of the Company’s executive officers in accordance with the applicable regulations of the Securities and Exchange Commission and other regulatory bodies.

          (j). Review, approve and monitor compensation and benefit plans for Non-employee Directors including, but not limited to retainer fees, meeting fees, equity incentive plans and other plans or programs.

          (k). Monitor the compensation strategies and programs applicable to other senior officers of the Company to ensure alignment of performance measures and the Company’s compensation strategies.

          (l). Review and monitor as needed, the Company’s efforts and results to establish and maintain a workforce consistent with the Company’s policies for Equal Employment Opportunity.

          (m). Retain, as the Committee deems appropriate, outside experts in the field of executive compensation to assist the Committee in reviewing and evaluating the Company’s executive compensation and benefits programs.

          (n). Perform such other duties and responsibilities as may be assigned to the Committee from time to time by the Board and/or the Chairman of the Board or as may be designated in new or amended plan documents adopted by the Board or the Company.

          (o). Conduct an annual performance evaluation of the Committee.

5.	Annual Schedule of Meetings

          The Committee Chair, at all times, has the discretion to determine the Committee’s meeting times, locations and agendas according to Paragraph 3(a) of this Charter.

PROXY

BAY VIEW CAPITAL CORPORATION
ANNUAL MEETING OF STOCKHOLDERS

April 29, 2004

     The undersigned hereby appoints the Board of Directors of Bay View Capital Corporation (the “Company”), with full powers of substitution, to act as attorney and proxy for the undersigned to vote all shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Meeting”) to be held at Bay View’s main offices located at 1840 Gateway Drive, San Mateo, California, on April 29, 2004 at 10:00 a.m. local time, and at any adjournment and postponement thereof, as indicated on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This proxy may be revoked at any time before it is voted by: (i) filing with the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than this proxy; (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of this proxy). If this proxy is properly revoked as described above, then the power of the Board of Directors to act as attorney or proxy for the undersigned shall be deemed terminated and of no further force and effect.

(Continued and to be SIGNED on Reverse Side)

▲FOLD AND DETACH HERE▲

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES.

Please mark your vote with an “X” in the appropriate box.

			VOTE
		FOR	WITHHELD
(1)	ELECTION OF DIRECTORS	☐	☐	(2)	In its discretion, the Board of Directors, as proxy for the undersigned, is authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.
	Election of directors of both nominees listed below (unless indicated to the contrary).

INSTRUCTION: To vote for both nominees, mark the box “FOR” with an “X.” To withhold your vote for both nominees, mark the box “VOTE WITHHELD” with an “X.” To withhold your vote for one but not both nominees, write nominee’s name on the line below.

	01. Robert B. Goldstein,
	02. Joel E. Hyman

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement and an Annual Report to Stockholders.

☐	THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR BOTH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS IN THEIR JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Signature	Signature	Dated:	, 2004

Please sign exactly as your name(s) appear(s) above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

▲	FOLD AND DETACH HERE	▲

PLEASE VOTE

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 p.m. Eastern Time on April 28, 2004.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/bvc		1-800-435-6710

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.